Exhibit 10.2
Schedule of Grants Made Under Form of 2009-2011 Performance Share Agreement

Name	Title	Target Shares
Christopher O’Donnell	President and Chief Executive Officer	81,200
Diana Purcel	Chief Financial Officer and Secretary	52,800